EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is dated as of December 31, 1996 by and between Homeplex Mortgage Investments Corporation, a Maryland corporation (the "Company"), and William W. Cleverly ("Employee").

         WHEREAS, the Company desires to obtain the services of Employee, and Employee desires to provide services to the Company, in accordance with the terms, conditions and provisions of this Agreement;

         NOW, THEREFORE, the Company and Employee agree as follows:

         1. Employment. Subject to the terms and conditions of this Agreement, the Company agrees to employ Employee as Chairman and Co-Chief Executive Officer of the Company, and Employee agrees to perform the duties associated with such positions diligently and to the reasonable satisfaction of the Company's Board of Directors. Employee will devote substantially all of his business time, attention and energies to the business of the Company and will comply with the policies and guidelines established by the Company from time to time.

         2. Term. Employee will be employed under this Agreement for a term beginning on December 31, 1996 (the "Effective Date") and ending on December_31, 2001, unless Employee's employment is terminated earlier pursuant to Section 8.

         3. Base Salary. The Company will pay Employee the Base Salary (as defined below). For purposes of this Agreement, the term "Base Salary" shall mean until December_31, 1997 an
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amount  equal to $200,000  per year.  For each year  thereafter  during the term hereof, the Base Salary shall be equal to 105% of the previous Base Salary. Salary will be payable biweekly in accordance with the payroll practices of the Company in effect from time to time. All of Employee's compensation under this Agreement will be subject to deduction and withholding authorized or required by applicable law.

         4. Initial Stock Options. On the Effective Date, the Company will grant Employee options to purchase 500,000 shares of the Company's common stock (the "Common Stock"). The terms of such options are set forth in a Stock Option Agreement, dated as of the Effective Date, between the Company and Employee, which is attached hereto as Exhibit_A.

         5. Incentive Compensation. Employee will be entitled to incentive compensation based on the achievement of certain budgeted income projections specified in Exhibit_B hereto.

         6. Employee Benefits. During the term of this Agreement, the Company will provide to Employee such fringe benefits and other employee benefit plans as are regularly maintained by the Company for its senior executives, in accordance with the policies of the Company in effect from time to time.

         7. Reimbursement of Expenses. The Company will reimburse Employee for reasonable out-of-pocket business, entertainment and travel expenses incurred and documented in accordance with the policies of the Company in effect from time to time.

         8. Termination.

                  (a) If Employee voluntarily terminates his employment with the Company or if
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the Company discharges Employee for Cause (as defined below), then the Company's obligations to pay the Base Salary and incentive compensation under this Agreement will terminate immediately, except for the payment of the Base Salary through the Date of Termination. For purposes of this Agreement, "Cause" is defined to mean only an act or acts of dishonesty by Employee constituting a felony and resulting or intended to result directly or indirectly in substantial personal gain or enrichment at the expense of the Company. Notwithstanding the foregoing, Employee shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to Employee a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Company's Board of Directors (excluding Employee if he is then a director) at a meeting of the Board called and held for the purpose (after reasonable notice to Employee and an opportunity for Employee, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board Employee was guilty of conduct meeting the criteria set forth above and specifying the particulars thereof.

                  (b) If Employee's employment with the Company is terminated by the Company without Cause or as a result of Employee's death or Permanent Disability (as defined below), then (i) the Company will be obligated to pay Employee's then current Base Salary pursuant to Section 3 (A) through the end of the stated term of employment hereunder in the event of termination by the Company without Cause or (B) for six months after the Date of Termination in the event of death or Permanent Disability and (ii) within 90 days after the Date of Termination, the Company will pay Employee pro rated incentive compensation pursuant to Section 5 through the date of termination.
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For purposes hereof,  "Permanent Disability" means a disability that results or, in the judgment of a physician mutually agreeable to the Company and Employee, is likely to result in Employee being unable to fulfill his duties under this Agreement for 180 consecutive days.

                  (c) Any termination by the Company for Cause or Permanent Disability pursuant to Section 8(a) or 8(b), respectively, shall be communicated by written Notice of Termination. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provision so indicated. For purposes of this Agreement, no such purported termination shall be effective without such Notice of Termination.

                  (d) For purposes of this Agreement, "Date of Termination" shall mean (i) if the Agreement is terminated as a result of Employee's death, the date of Employee's death, (ii) if the Agreement is terminated by Employee, the date on which he delivers a Notice of Termination to the Company, (iii) if this Agreement is terminated by the Company for Permanent Disability, 30 days after a Notice of Termination is given (provided that Employee shall not have returned to the performance of Employee's duties on a full-time basis during such 30-day period), or (iv) if Employee's employment is terminated by the Company for any other reason, the date on which a Notice of Termination is given ; provided that if within 30 days after any Notice of Termination is given by the Company, Employee notifies the Company that a dispute exists concerning the termination, the Date of Termination shall be the earlier of the fifth anniversary date of this
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Agreement  or the date on which the  dispute  is finally  determined,  either by mutual written agreement of the parties, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

                  (e) Employee shall have no duty to mitigate the Company's obligations with respect to the payments set forth in this Section 8 by seeking other employment following his termination of employment, nor shall such obligations be subject to offset or reduction by reason of any compensation received by Employee from such other employment.

         9. Restrictive Covenant. In consideration of the Company's agreement to employ Employee, until December_31, 2001, Employee hereby agrees that Employee will not, except in connection with the performance of his duties hereunder, directly or indirectly, either as an employee, partner, owner, director, adviser or consultant or in any other capacity:

                  (a)  engage  in  the   homebuilding   business  (a  "Competing
Business");

                  (b) recruit, hire or discuss employment with any person who is, or within the six month period preceding the date of such activity was, an employee of the Company (other than as a result of a general solicitation for employment);

                  (c) subject to the proviso below, solicit any customer or supplier of the Company for a Competing Business or otherwise attempt to induce any such customer or supplier to discontinue its relationship with the Company; or

                  (d) except solely as a limited partner or other form of passive investment with no
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management  or  operating  responsibilities,  engage in the land  banking or lot development business;  provided,  however, that the foregoing shall not restrict
(i) the ownership of less than 5% of a publicly-traded company or, (ii) in the event Employee's employment is terminated hereunder, engaging in the custom
homebuilding   business,   including  soliciting  customers  through  a  general
solicitation and soliciting suppliers who serve the Company, but not to induce them to discontinue their relationship with the Company, or engaging in the production homebuilding business outside a 100 mile radius of any project of the Company or outside Northern California (which shall be deemed to mean the metropolitan area of San Jose and all of the State of California north of such area) or engaging in the land banking or lot development business.

         Employee represents to the Company that he is willing and able to engage in businesses that are not Competing Businesses hereunder and that enforcement of the restrictions set forth in this Section 9 would not be unduly burdensome to Employee. The Company and Employee acknowledge and agree that the restrictions set forth in this Section 9 are reasonable as to time, area and scope of activity and do not impose a greater restraint than is necessary to protect the goodwill and other business interests of the Company, and Employee agrees that the Company is justified in believing the foregoing. If the provisions of this Section 9 are found by a court of competent jurisdiction to contain limitations as to time, area or scope of activity that are not reasonable or not necessary to protect the goodwill or other business interests of the Company, then such court is hereby directed to reform such provisions to the minimum extent necessary to cause the limitations contained herein as to time, area and scope of activity to be reasonable and to impose a restraint that
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is not  greater  than  necessary  to protect  the  goodwill  and other  business interests of the Company. The provisions of this Section 9 will survive any termination of this Agreement, except that this Section 9 will not apply following termination of Employee by the Company without Cause.

         10. Confidential Information. During the term of Employee's employment and for one year thereafter, without the Company's prior written consent, Employee will not use competitively or disclose to any third party (other than in accordance with the proper performance of his duties hereunder or as may be required by statute or court order) the proprietary information, trade secrets, business, marketing, advertising, strategic or business information, customer or prospect lists, work product, know-how or other confidential information of the Company ("Confidential Information"), all of which Employee acknowledges and agrees is the sole and exclusive property of the Company. Upon termination of his employment for any reason, Employee will immediately return to the Company all copies, in whatever form, of any Confidential Information that may be in his possession or control.

         11. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any applicable law, then such provision will be deemed to be modified to the minimum extent necessary to render it legal, valid and enforceable, and if no such modification will render it legal, valid and enforceable, then this Agreement will be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties will be construed and enforced accordingly.
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         12.  Injunctive  Relief.  Employee  acknowledges  and  agrees  that the
Company would be irreparably harmed by any violation of Employee's obligations under Sections 9 and 10 hereof and that, in addition to all other rights or remedies available at law or in equity, the Company will be entitled to injunctive and other equitable relief to prevent or enjoin any such violation.

         13. Entire Agreement. This Agreement embodies the complete agreement of the parties hereto with respect to the subject matter hereof and supersedes any prior written, or prior or contemporaneous oral, understandings or agreements between the parties that may have related in any way to the subject matter hereof. This Agreement may be amended only in writing executed by the Company and Employee.

         14. Governing Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement, shall be governed by and construed in accordance with the internal laws, and not the law of conflicts, of the State of Arizona.

         15. Notice. Any notice required or permitted under this Agreement must be in writing and will be deemed to have been given when delivered personally or by overnight courier service or three days after being sent by mail, postage prepaid, at the address indicated below or to such changed address as such person may subsequently give such notice of:

          if to the Company:        Homeplex Mortgage Investments Corporation
                                    5333 North Seventh Street,
                                    Suite 219
                                    Phoenix, Arizona 85014
                                    Attention:  Corporate Secretary

          if to Employee:           William W. Cleverly
                                    5627 N. Casa Blanca Road
                                    Paradise Valley, Arizona  85253


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         16. Arbitration.  All disputes, claims and other matters in controversy arising directly or indirectly out of or related to this Agreement, or the breach thereof, whether contractual or non-contractual, shall be determined by arbitration and shall be settled by three arbitrators, one of whom shall be appointed by the Company, one by the Employee and the third of whom shall be appointed by the first two arbitrators. Persons eligible to be selected as arbitrators shall be limited to attorneys who have been in practice at least 15 years specializing in employment law matters and who have had both training and experience as arbitrators ("Experienced Arbitrators"). If either such person fails to appoint an arbitrator within ten (10) days of a request in writing by the other such person to do so or if the first two arbitrators cannot agree on the appointment of a third arbitrator within thirty days, then such arbitrator shall be appointed by the American Arbitration Association (which appointment shall not be limited to Experienced Arbitrators if not made within the applicable time period). Except as to the selection of arbitrators which shall be as set forth above, the arbitration shall be conducted promptly and expeditiously at such place in Phoenix, Arizona agreed to between the Company and the Employee in accordance with the Commercial Rules of Arbitration of the American Arbitration Association then in effect so as to enable the arbitrators to resolve the disputes, claims and other matters in controversy within forty-five (45) days of the commencement of the arbitration proceedings. The arbitrators shall base their award on applicable law and judicial
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precedent and, unless both parties agree otherwise,  shall include in such award the findings of fact and conclusions of law upon which the award is based and may award temporary or permanent equitable relief. Judgement on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The arbitrators' resolution of the dispute shall be final,
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binding and  non-appealable.  The nonprevailing party shall bear the expenses of the arbitrators and the arbitration, including reasonable attorneys' fees and costs.
         IN WITNESS WHEREOF, the Company and Employee have executed and delivered this Agreement as of the date first above written.

                                    HOMEPLEX MORTGAGE INVESTMENTS
                                    CORPORATION


                                    By: /s/  Jay R. Hoffman
                                      .........................................
                                    Name:      Jay R. Hoffman
                                    Title:     President



                                    EMPLOYEE

                                     /s/ William W. Cleverly
                                    ............................................
                                    William W. Cleverly


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